As filed with the Securities and Exchange Commission on April 2, 2015

Registration No. 333-166715

Registration No. 333-172519

Registration No. 333-179642

Registration No. 333-186876

Registration No. 333-193512

Registration No. 333-198007

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT TO FORM S-8 (NO. 333-166715)

POST-EFFECTIVE AMENDMENT TO FORM S-8 (NO. 333-172519)

POST-EFFECTIVE AMENDMENT TO FORM S-8 (NO. 333-179642)

POST-EFFECTIVE AMENDMENT TO FORM S-8 (NO. 333-186876)

POST-EFFECTIVE AMENDMENT TO FORM S-8 (NO. 333-193512)

POST-EFFECTIVE AMENDMENT TO FORM S-8 (NO. 333-198007)

REGISTRATION STATEMENTS

UNDER

THE SECURITIES ACT OF 1933

SPANSION INC.

(Exact name of registrant as specified in its charter)

Delaware	20-3898239
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)

915 DeGuigne Drive

P.O. Box 3453

Sunnyvale, California 94088-3453

(408) 962-2500

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

2010 EQUITY INCENTIVE AWARD PLAN

2014 EMPLOYEE STOCK PURCHASE PLAN

(Full Title of Plans)

T.J. Rodgers

President

915 DeGuigne Drive

P.O. Box 3453

Sunnyvale, California 94088-3453

(408) 962-2500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Michael S. Ringler, Esq.

Wilson Sonsini Goodrich & Rosati

650 Page Mill Road

Palo Alto, California 94304

(650) 493-9300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment relates to the following Registration Statements of Spansion Inc. (the “Company”) filed on Form S-8 (collectively, the “Registration Statements”):

1.	Registration Statement No. 333-166715 registering 6,580,240 shares of Class A common stock, par value $0.001 per share (“Common Stock”), of the Company under the Spansion Inc. 2010 Equity Incentive Award Plan;

2.	Registration Statement No. 333-172519 registering 4,321,911 shares of Common Stock under the Spansion Inc. 2010 Equity Incentive Award Plan;

3.	Registration Statement No. 333-179642 registering 3,560,245 shares of Common Stock under the Spansion Inc. 2010 Equity Incentive Award Plan;

4.	Registration Statement No. 333-186876 registering 2,577,033 shares of Common Stock under the Spansion Inc. 2010 Equity Incentive Award Plan;

5.	Registration Statement No. 333-193512 registering 2,069,902 shares of Common Stock under the Spansion Inc. 2010 Equity Incentive Award Plan; and

6.	Registration Statement No. 333-198007 registering 2,000,000 shares of Common Stock under the Spansion Inc. 2014 Employee Stock Purchase Plan.

Effective March 12, 2015, pursuant to the Agreement and Plan of Merger and Reorganization, dated as of December 1, 2014, by and among the Company, Cypress Semiconductor Corporation (“Cypress”) and Mustang Acquisition Corporation (“Merger Sub”), the Merger Sub merged with and into the Company, with the Company surviving the merger as a wholly-owned subsidiary of Cypress (the “Merger”).

In connection with the Merger, the Company has terminated all offerings of the Company’s securities pursuant to the Registration Statements. Accordingly, pursuant to the undertaking contained in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities being registered which remain unsold at the termination of the offering, the Company is filing this post-effective amendment to deregister all of such securities of the Company registered under the Registration Statements that remained unsold as of the effective time of the Merger, if any.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statements on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Jose, State of California, on the 2nd day of April, 2015. No other person is required to sign this Post-Effective Amendment to the Registration Statements on Form S-8 in reliance upon Rule 478 under the Securities Act of 1933, as amended.

SPANSION INC.

By:	/s/ T.J. Rodgers
Name:	T.J. Rodgers
Title:	President and Treasurer